Deloitte & Touche, LLP
Assurance and Advisory Services
1 Place Ville Marie
Suite 3000
Montreal QC  H3B 4T9
Canada

Tel:     (514) 393-7115
Fax:    (514) 390-4111
www.deloitte.ca









Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
USA



Commissioners:


We have read the statements made by Consoltex Holdings, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 14 of Form 10, as part of the Company's amendment No. 1 to Form 10 report dated August 7, 2002. We agree with the statements concerning our Firm in such Form 10.





Chartered Accountants

Dominic Delli Colli, C.A.
Partner